UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2015

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On November 12, 2015, Liberty Interactive Corporation (“Liberty”) issued a press release (the “Press Release”) announcing, among other things, that its board of directors had authorized management to pursue a plan to spin-off to holders of its Liberty Ventures common stock shares of newly formed companies to be called CommerceHub, Inc. and Liberty Expedia Holdings, Inc. (“Expedia Holdings”). CommerceHub, Inc. would be comprised of Liberty’s Commerce Technologies, Inc. (d/b/a CommerceHub) business. Expedia Holdings would be comprised of, among other things, Liberty’s interest in Expedia, Inc. as well as Liberty’s subsidiary Bodybuilding.com, LLC.  The full text of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release issued by Liberty, dated November 12, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2015

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Richard N. Baer
	Name:	Richard N. Baer
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release issued by Liberty, dated November 12, 2015